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The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing this free writing prospectus which may or may not be stated therein.  This free writing prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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This information in this communication is preliminary and is subject to completion or change.

Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE2

Scenario	1	2	3	4	5	6	7	8
Forward Rates	Forward	Forward	F-50bps	F-50bps	F+100bps	F+100bps	F+200bps	F+200bps
Fixed	100 Pricing Speed	100 Pricing Speed	200 Pricing Speed	200 Pricing Speed	75 Pricing Speed	75 Pricing Speed	50 Pricing Speed	50 Pricing Speed
Hybrid 5yrs+	100 Pricing Speed	100 Pricing Speed	200 Pricing Speed	200 Pricing Speed	75 Pricing Speed	75 Pricing Speed	50 Pricing Speed	50 Pricing Speed
ARM / Hybrid<5yrs	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed	100 Pricing Speed
Severity	30%	40%	30%	40%	30%	40%	30%	40%
Liquidate	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag
Servicer Advancing	None	None	None	None	None	None	None	None
Triggers	Failing	Failing	Failing	Failing	Failing	Failing	Failing	Failing
	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity	To Maturity

M6
Default (CDR)	13.0 CDR	10.0 CDR	13.8 CDR	10.7 CDR	12.4 CDR	9.5 CDR	11.4 CDR	8.7 CDR
WAL for Princ Pmts	10.27	10.87	9.09	9.63	11.36	12.16	13.45	14.82
Gross Principal Writedown	2.67%	0.04%	3.50%	5.02%	2.60%	0.37%	0.22%	2.96%
Total Collat Loss (Call Sensitive)	9.03%	9.75%	8.68%	9.39%	9.04%	9.76%	8.94%	9.67%

Dimension	Variable		1	2	3	4	5	6	7	8
1	Forward Rates		mkt	mkt	mkt-50bp	mkt-50bp	mkt+100	mkt+100	mkt+200	mkt+200
1	Prepayment
1		Fix/hybrid5+	100 PPC	100 PPC	200 PPC	200 PPC	75 PPC	75 PPC	50 PPC	50 PPC
1		ARM/hybrid<5	100 PPC	100 PPC	100 PPC	100 PPC	100 PPC	100 PPC	100 PPC	100 PPC
2	OrigMDR	CDR	Solve For	Solve For	Solve For	Solve For	Solve For	Solve For	Solve For	Solve For
3	Severity	(adjust for HLTV)	30%	40%	30%	40%	30%	40%	30%	40%
4	Delinquency		Force Trigger	Force Trigger	Force Trigger	Force Trigger	Force Trigger	Force Trigger	Force Trigger	Force Trigger
5	Calls		No Call	No Call	No Call	No Call	No Call	No Call	No Call	No Call
5	Liquidate		12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag	12 Mo Lag
5	Servicer Advancing		None	None	None	None	None	None	None	None